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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-84018 of Tesoro Petroleum Corporation on
Form S-3 of our report dated January 29, 2002 (February 20, 2002 as to Note Q, Subsequent Event), appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


San Antonio, Texas
April 22, 2002